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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

    The Board of Directors
    BiznessOnline.com, Inc.:

    We consent to the inclusion of our report dated February 12, 1999, with respect to the balance sheet of BiznessOnline.com, Inc. as of December 31, 1998 and the related statements of operations, stockholders' equity, and cash flows for the period from July 1, 1998 (date of inception) through December 31, 1998 included herein and to the reference to our firm under the heading "Experts".

                                          /s/ KPMG LLP


Providence, Rhode Island
April 9, 1999